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                                                                    EXHIBIT 10.1

                             TIME SHARING AGREEMENT

This Time Sharing Agreement ("Agreement") is effective as of January 30, 2006, ("Effective Date") by and between Oakley, Inc., a Washington corporation with its principal offices located at One Icon, Foothill Ranch, California 92610 ("Oakley") and Jim Jannard, an individual with a mailing address at PO Box 1389, Eastsound, Washington 98245 ("Jannard") (each a "Party" and collectively the "Parties").

A. Oakley and Jannard desire to enter into this Agreement to provide for the lease by Oakley of an aircraft with flight crew, to Jannard on an as-needed, as-available basis and on a time-sharing basis pursuant to Federal Aviation Regulation Part 91.501(b)(6) and (c)(1); and

B. Oakley and Jannard desire that Jannard will not be charged for such flights and that no amount will be collected by Oakley, other than the amounts permitted in Federal Aviation Regulation Part 91.501(d), as more fully set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual provisions contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      1.1 AIRCRAFT. The term "Aircraft" means that certain 2005 Bombardier BD-700-1A10 aircraft, with a serial number of 9162, registered as N2T and operated by Oakley under its Operational Control, and all engines and equipment, avionics, accessories and furnishings, documentation and other items which are from time to time incorporated or installed in or attached thereto.

      1.2 FAR. The term "FAR" means the Federal Aviation Regulations.

      1.3 FLIGHT CHARGE. The term "Flight Charge" means the aggregate of (Y) up to 200 percent of the cost of fuel, oil, lubricants, and other additives used for a Time Sharing Flight based on the actual Flight Hours for such flight; and
(Z) the following actual expenses, if applicable to a Time Sharing Flight: (i) travel expenses of the crew, including food, lodging, and ground transportation;
(ii) hangar and tie-down costs away from the Aircraft's base of operation; (iii) insurance obtained for the specific Time Sharing Flight; (iv) landing fees, airport taxes, and similar assessments, including, but not limited to, Internal Revenue Code Section 4261 and related excise taxes; (v) customs, foreign permit, and similar fees directly related to the Time Sharing Flight; (vi) in flight food and beverages; (vii) passenger ground transportation; and (viii) flight planning and weather contract services for the specific Time Sharing Flight.

      1.4 FLIGHT CREW. The term "Flight Crew" means employees of or other persons under the control of Oakley which shall consist of a properly rated and qualified captain and a properly rated and qualified first officer.

      1.5 FLIGHT HOURS. The term "Flight Hours" means actual flight time as depicted in the aircraft flight logs for actual time that the aircraft is aloft (takeoff to landing) expressed in one-tenth of an hour increments.

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      1.6 HOME BASE. The term "Home Base" means John Wayne-Orange County
Airport, Santa Ana, California.

      1.7 LEASE AGREEMENT. The term "Lease Agreement" means that certain Lease Agreement between Oakley and N2T dated December 18, 2003, as amended, with respect to the Aircraft.

      1.8 N2T. The term "N2T" means N2T, Inc. a Washington corporation and lessor of the Aircraft to Oakley.

      1.9 OPERATIONAL CONTROL. The term "Operational Control" means being the legal operator, holding sole authority over initiating, conducting, or terminating a flight, and having command and control of the Flight Crew.

      1.10 TIME SHARING FLIGHT. The term "Time Sharing Flight" means a specific flight conducted by Oakley and involving the carriage of Jannard and his employees or guests pursuant to this Agreement as permitted under FAR Part 91.501(b)(6) and (c)(1).

                                    ARTICLE 2
                                  TIME SHARING

      2.1 TIME SHARING ARRANGEMENT.

          2.1.1 Subject to Jannard's performance of all of his obligations hereunder, including payment of all applicable Flight Charges, Oakley hereby grants to Jannard a non-exclusive, non-assignable, non-transferable, indivisible, terminable right to use the Aircraft, on an as-needed, as-available basis only, for Time Sharing Flights scheduled with Oakley pursuant to this Agreement.

          2.1.2 For each Time Sharing Flight where the Aircraft was available and scheduled pursuant to this Agreement, provided that at such time (i) no event of default shall have occurred and be continuing under the Lease Agreement; and (ii) no event of default under the Lease Agreement shall occur or result from any such Time Sharing Flight, then Oakley shall provide the Aircraft to Jannard on a time-sharing basis under FAR Section 91.501(b)(6) and (c)(1) for such Time Sharing Flight subject to Section 2.1.3 below. Accordingly, for each such permitted Time Sharing Flight, Oakley shall lease to Jannard and Jannard shall lease from Oakley, the Aircraft with Flight Crew pursuant to this Agreement, at no charge; provided that Jannard shall pay to Oakley the applicable Flight Charge for such Time Sharing Flight.

          2.1.3 Upon the request of Jannard, subject to the availability of the Aircraft as determined by Oakley in accordance with ARTICLE 3, Oakley shall make the Aircraft available to Jannard at the Home Base or at such other location as acceptable to Oakley, in its sole discretion. The repositioning, ferry or dead head flights of the Aircraft required in connection with Jannard's flights of the Aircraft under this Agreement, including delivery and redelivery of the Aircraft to the Home Base, or such other location as the Parties may agree, shall be deemed to be use of the Aircraft by Jannard (as a Time Sharing Flight) and at Jannard's expense subject to the Flight Charge.

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      2.2 RIGHTS RESERVED. Notwithstanding anything to the contrary herein, all rights not specifically granted to Jannard shall be reserved and remain always with Oakley. This Agreement shall not be construed to confer any rights upon Jannard by implication, estoppel or otherwise as to the Aircraft.

      2.3 LEASE ONLY. At all times during the term of this Agreement, full legal title to the Aircraft shall remain vested in Oakley to the exclusion of Jannard. This Agreement and any related documents shall in no way assign or transfer any right or interest in the Aircraft or any other property of Oakley.

      2.4 LEGAL RELATIONSHIPS

          2.4.1 With respect to the Aircraft, Oakley shall be deemed to have Operational Control of the aircraft at all times during the term of this Agreement, including but not limited to during all Time Sharing Flights.

          2.4.2 Oakley does not intend to enter into, and this Agreement is not intended to create or constitute, a joint ownership agreement, as such term is defined in FAR Section 91.501(c)(3), or a joint venture, partnership, business organization, association, cooperative arrangement or other relationship by and among Oakley and Jannard and through which any party may be held liable for the omissions or commissions of any other party. This Agreement is intended to create a time sharing agreement as such term is defined in FAR Section 91.501(c)(1).

      2.5 SUBORDINATE TO LEASE AGREEMENT.

          2.5.1 Oakley and Jannard hereby acknowledge that this Agreement (1) does not convey any lien or other interest in or against the Aircraft to Jannard; and (2) expressly (A) remains, subject and subordinate to the Lease Agreement and the rights of N2T thereunder and in and to the Aircraft; and (B) does not permit any further disposition of the Aircraft.

          2.5.2 Oakley and Jannard hereby acknowledge that to the extent any provision in this Agreement is inconsistent with the provisions of the Lease Agreement or cause Oakley to breach any of its representations, warranties or agreements under the Lease Agreement, then the provisions in the Lease Agreement shall control.

                                    ARTICLE 3
                            SCHEDULING AND LOGISTICS

      3.1 SCHEDULING

          3.1.1 Jannard shall advise Oakley of his request for flight time and use of the Aircraft under this Agreement by giving Oakley advance notice by telephone and/or facsimile. Time Sharing Flight requests must be made at least two (2) hours prior to the scheduled take-off time of the first leg. Each Time Sharing Flight request shall include the information that is reasonably required by Oakley. If the Aircraft is not available, Oakley shall attempt to advise Jannard as soon as practicable. All requests for Time Sharing Flights, unless accepted by Oakley, shall be deemed rejected.

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          3.1.2 In addition to the proposed schedules and flight times, Jannard shall provide at least the following information for each proposed Time Sharing Flight prior to the scheduled departure, as may be required by Oakley or the Flight Crew: (a) the number of anticipated passengers; (b) the nature and extent of luggage and/or cargo to be carried; and (c) the date and time of return flight, if any.

          3.1.3 Oakley shall have final authority over the scheduling of the Aircraft, provided, however, that Oakley will try to accommodate Jannard's needs and avoid conflicts in scheduling. Oakley may cancel any scheduled Time Sharing Flight, with no liability to Jannard, should the Aircraft be no longer available for the Time Sharing Flight or otherwise unable to conduct the scheduled Time Sharing Flight. In the event of such cancellation, Oakley shall to advise Jannard as soon as practicable following the Aircraft becoming unavailable of unable to conduct the scheduled Time Sharing Flight.

      3.2 MAINTENANCE

          3.2.1 Oakley shall be responsible for arranging and paying for all maintenance, preventive maintenance and required or recommended inspections. Jannard shall have no rights or involvement with respect to any maintenance or other operational matters concerning the Aircraft.

          3.2.2 Aircraft maintenance and inspections take precedence over Aircraft scheduling unless such maintenance or inspections can be safely deferred in accordance with applicable laws and regulations and within the sound discretion of Oakley and/or the Flight Crew, as the case may be. The pilot in command shall have final and complete authority to cancel or reschedule any Time Sharing Flight for any reason or condition which in his or her judgment would compromise the safety of the flight.

      3.3 FLIGHT CREW

          3.3.1 With respect to each Time Sharing Flight, Oakley shall have and retain Operational Control of the Aircraft as provided in the applicable FAR; and, for federal tax purposes, shall have and retain "possession, command and control" of the Aircraft. Oakley shall employ, pay for and provide to Jannard a qualified Flight Crew for each flight undertaken under this Agreement.

          3.3.2 During all Time Sharing Flights, the Flight Crew alone shall be empowered to take all steps necessary in the interest of the safety of any aircraft under its Operational Control, including those that affect its passengers, crew, cargo and the operation of the flight.

          3.3.3 In accordance with applicable FARs, the Flight Crew will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. The Flight Crew shall have final authority regarding whether or not to initiate or terminate each Time Sharing Flight, select the routing, determine the load to be carried, and otherwise decide all matters relating to the safety of such flight.

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                                    ARTICLE 4
                             FINANCIAL ARRANGEMENTS

      4.1 FLIGHT CHARGES. Oakley will pay all expenses related to the operation of the Aircraft on Time Sharing Flights when incurred, and will provide an invoice and bill Jannard as provided below. Within fifteen (15) business days following each calendar quarter in which any Time Sharing Flights occur, Oakley shall submit Jannard, in writing a statement detailing the Flight Charge for the Time Sharing Flights in the preceding quarter, broken down by permissible category as provided under FAR Section 91.501(d), with payment due within thirty
(30) calendar days of the statement date.

      4.2 PAYMENTS. Jannard shall pay Oakley the Flight Charge for such Time Sharing Flight within thirty (30) calendar days of the date of Oakley's statement detailing the Flight Charges. Except as Oakley may otherwise direct in writing, each payment of Flight Charges shall be made by Jannard to Oakley by Jannard's personal check on or before the applicable due date.

      4.3 TAXES

          4.3.1 Excise Taxes. All Flight Charges are subject to a 7.5 percent Federal excise taxes as imposed under Internal Revenue Code Section 4261. Oakley's statement shall include a calculation of the excise taxes due and Jannard shall pay Oakley such taxes as required as part of his payment of the applicable Flight Charges. Oakley shall pay the applicable Federal excise tax to the Internal Revenue Service.

          4.3.2 State Taxes. Some states may apply state sales and use taxes to Flight Charges received by Oakley. Should a Time Sharing Flight be subject to a state sales and use tax, then Oakley's statement shall include a calculation of such taxes due and Jannard shall pay Oakley such state sales and use taxes along with his payment of the applicable Flight Charges. Should Oakley's statement not include applicable state sales and use taxes, Oakley may separately at a later date provide Jannard with a statement for such taxes and in each instance, Jannard shall within thirty (30) calendar days of receipt of Oakley's statement, pay Oakley such state sales and use taxes.

                                    ARTICLE 5
                            WARRANTIES AND COVENANTS

      5.1 DISCLAIMER. OAKLEY PROVIDES THE AIRCRAFT "AS-IS, WHERE-IS," ON AN "AS AVAILABLE BASIS" ONLY PURSUANT TO THIS AGREEMENT. OAKLEY HAS NOT MADE NOR SHALL BE DEEMED TO HAVE MADE, AND HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, CONDITION, VALUE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR ANY PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AND ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF.

      5.2 JANNARD COVENANTS

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          5.2.1 Jannard will use the Aircraft only for and on account of, as permitted under FAR Section 91.501(b)(6), the carriage of himself and his employees or guests;

          5.2.2 Jannard will not use the Aircraft for the purposes of transporting passengers or cargo in air commerce for compensation or hire, for any illegal purposes, or for any use prohibited by any insurance maintained on the Aircraft, or which may impair existing insurance coverage in any way; and

          5.2.3 Jannard will only use the Aircraft (i) in accordance with any requirement of any insurance issued with respect to the Aircraft; and (ii) in accordance with all requirements of any governmental authorities relating to the conduct of his business, the Aircraft, and to his properties or assets, including, but not limited to, applicable laws and regulations regarding required security procedures, passenger screening, and any other security and safety requirements applicable to Jannard.

                                    ARTICLE 6
                            ALLOCATION OF LIABILITIES

      6.1 INURANCE.

                (a) Oakley maintains or has maintained on its behalf comprehensive aircraft and general liability insurance against aircraft bodily injury, property damage liability, including passenger liability, with limits of not less than Two Hundred Million Dollars ($200,000,000.00) for each occurrence.

                (b) The policies of insurance carried in accordance with subsection 6.1(a) above and any policies taken out in substitution or replacement of any such policies (i) shall be endorsed to name Jannard as additional insured (but without responsibility for premiums, except as permitted in Section 1.3 above); (ii) shall provide for thirty (30) days written notice by such insurer of cancellation, material change, or non-renewal; (iii) shall include a severability of interest clause providing that such policy shall operate in the same manner as if there were a separate policy covering each insured; (iv) shall waive any right of set-off against Jannard, and any rights of subrogation against Jannard; and (v) shall be primary, not subject to any co-insurance clause and shall be without right of contribution from any other insurance. Oakley shall provide Jannard with certificates of insurance demonstrating compliance with the above provisions prior to the first Time Sharing Flight under this Agreement.

                (c) Oakley will make its best efforts to provide such additional insurance coverage as Jannard shall request or require, provided, however, that the cost of such additional insurance shall be borne by Jannard as set forth in
Section 1.3 above.

      6.2 LIMITATION OF LIABILITY

          6.2.1 NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR ANY DAMAGES IN CONNECTION WITH THE USE OR FAILURE TO USE THE AIRCRAFT OR FOR DELAYS OR CANCELLATIONS OF TIME SHARING FLIGHTS, WHETHER ARISING IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

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          6.2.2 NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, EXCEPT AS
OTHERWISE COVERED BY THE POLICIES OF INSURANCE REQUIRED TO BE MAINTAINED UNDER THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, WHETHER FORESEEABLE OR NOT, THAT ARE IN ANY WAY RELATED TO THIS AGREEMENT OR THE BREACH THEREOF, THE USE OR INABILITY TO USE THE AIRCRAFT, DELAYS OR CANCELLATIONS OF TIME SHARING FLIGHTS, AND/OR FROM ANY OTHER CAUSE WHATSOEVER IN REGARD TO THE AIRCRAFT.

          6.2.3 THESE LIMITATIONS ARE NOT INTENDED TO AND SHALL NOT BE DEEMED TO LIMIT OR OTHERWISE AFFECT THE COVERAGES PROVIDED UNDER AND THE RECOVERIES THAT ARE OTHERWISE AVAILABLE UNDER ANY OF THE POLICIES MAINTAINED AS REQUIRED IN THIS AGREEMENT.

                                    ARTICLE 7
                              TERM AND TERMINATION

      7.1 TERM. This Agreement entered into to as of the Effective Date and will continue for a period of one (1) year, unless terminated earlier as provided herein. The term of this Agreement may be renewed by the Parties in writing, in each case, for successive additional one (1) year periods, unless terminated earlier as provided herein.

      7.2 TERMINATION. This Agreement may be terminated: (a) By either Oakley or Jannard upon at least fifteen (15) days' prior written notice to the other Party for any reason, with our without cause; or (b) By either Party upon written notice if the other Party becomes insolvent or bankrupt, or is unable to meet its obligations when they become due; or (c) Immediately and without notice (i) if a receiver or other liquidating officer is appointed for substantially all of the assets or business of a Party, or (ii) if a Party makes an assignment for the benefit of creditors, or (iii) if the rights or interest of any Party under this Agreement become an asset under any bankruptcy, insolvency or reorganization proceeding, or (iv) upon the occurrence of an Event of Default under the Lease Agreement, as defined therein.

      7.3 SURVIVAL. The provisions of Sections 2.2, 4.2, 4.3, 5.1 and 7.3 and all Sections under ARTICLE 1, ARTICLE 6 and ARTICLE 8 shall survive the termination or expiration of this Agreement.

      7.4 CESSATION OF USE. Upon termination or expiration of this Agreement:
(a) Jannard shall thereafter immediately have no rights to use the Aircraft; and
(b) Both Parties shall remain liable for all of their respective obligations hereunder that accrued prior to the date of termination.

      7.5 CUMULATIVE REMEDIES. All rights and remedies conferred herein shall be cumulative and in addition to all of the rights and remedies available to each Party at law, equity or otherwise.

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                                    ARTICLE 8
                               GENERAL PROVISIONS

      8.1 RELATIONSHIP OF PARTIES. The relationship between the Parties is only that of independent contractors notwithstanding any joint activities set forth in this Agreement. Neither Oakley on the one hand or Jannard on the other hand is the agent or legal representative of the other Party with respect to the subject matter of this Agreement, and neither Party has the right or authority to bind the other Party in any way with respect to the subject matter of this Agreement. This Agreement creates no relationship as partners or a joint venture, and creates no pooling arrangement.

      8.2 GOVERNING LAW AND VENUE. This Agreement shall be interpreted and enforced under the laws of the State of California, without application of its conflicts or choice of law rules.

      8.3 ASSIGNMENT. Neither party shall have the right to assign, delegate, transfer or otherwise encumber this Agreement or any portion thereof without the other's prior written consent, which consent may not be unreasonably withheld.

      8.4 WAIVER. The failure of a Party to enforce any of its rights hereunder or at law shall not be deemed a waiver or a continuing waiver of any of its rights or remedies against the other Party, unless such waiver is in writing and signed by the Party to be charged.

      8.5 SEVERABILITY. If any provision of this Agreement, or part thereof, is declared by a court of competent jurisdiction to be invalid, void or unenforceable, each and every other provision, or part thereof, shall nevertheless continue in full force and effect.

      8.6 ATTORNEYS' FEES. In the event a dispute arises regarding this Agreement, the prevailing Party shall be entitled to its reasonable attorneys' fees and expenses incurred in addition to any other relief to which it is entitled.

      8.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether oral or written. This Agreement shall be modified or amended only by a writing signed by each of Jannard and Oakley.

      8.8 FORCE MAJEURE. Neither Party shall be liable to the other for its failure to perform any of its obligations hereunder during any period in which such performance is delayed by circumstances beyond its reasonable control including, but not limited to earthquake, fire, flood, viruses, bugs, war, acts of terror, embargo, export controls, strike, riot, inability to secure materials and transportation facilities, or the intervention of any governmental authority.

      8.9 FURTHER ASSURANCES. Both Parties agree to execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement. Each Party shall provide the cooperation, assistance, information, decisions and approvals required or reasonably required from time to time in order to perform its obligations under this Agreement and will do so on a timely basis.

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      8.10 NOTICES. All notices, requests or other communications under this
Agreement shall be in writing, and shall be sent to the Parties at their addresses listed on page 1 above, and shall be deemed to have been duly given on the date of service if sent by facsimile (provided a hard copy is sent in one of the manners specified below), or on the day following service if sent by overnight air courier service with next day delivery with written confirmation of delivery, or five (5) days after mailing if sent by first class, registered or certified mail, return receipt requested. Each Party is required to notify the other Party in the above manner of any change of address.

      8.11 COUNTERPARTS. This Agreement may be executed in several counterparts that together shall be originals and constitute one and the same instrument.

      8.12 TRUTH IN LEASING STATEMENT UNDER FAR 91.23 WITH RESPECT TO THE OPERATION OF THE AIRCRAFT.

                (a) THE AIRCRAFT, WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, EXCEPT TO THE EXTENT THE AIRCRAFT IS LESS THAN TWELVE (12) MONTHS OLD, HAS BEEN, AND SHALL BE DURING THE TERM OF THIS AGREEMENT, INSPECTED AND MAINTAINED IN ACCORDANCE WITH FAR 91.409, AND ALL APPLICABLE REQUIREMENTS FOR MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN COMPLIED WITH;

                (b) OAKLEY CERTIFIES AND KNOWINGLY ACKNOWLEDGES THAT WHEN IT OPERATES ANY AIRCRAFT UNDER THIS AGREEMENT, OAKLEY SHALL BE KNOWN AS, CONSIDERED AND IN FACT WILL BE, THE OPERATOR OF SUCH AIRCRAFT;

                (c) AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE; AND

                (d) THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES DURING ANY TIME SHARING FLIGHT, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY ANY REPRESENTATIVE OF THE FAA.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

OAKLEY, INC.

By:    /s/ Cos Lykos                                    /s/  Jim Jannard
   ---------------------------                     ----------------------------
                                                   JIM JANNARD
  Cos Lykos
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Name

  Vice President
------------------------------
Title

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